Exhibit 99.(k)(10)(i)

CREDIT AGREEMENT

This CREDIT AGREEMENT (together with any schedules, exhibits, annexes or appendices hereto, the “Agreement”) is entered into as of June 27, 2023, by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), Bank of America, N.A., in its capacity as lender (“Lender”) and Bank of America, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”).

Borrower has requested that Lender provide a revolving credit facility, and Lender is willing to do so on the terms and conditions set forth herein. In consideration of the premises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	INTERPRETATION

(a)   Definitions. The terms defined in Annex I (Definitions; Construction) to this Agreement and in any schedules, exhibits, annexes or appendices hereto will have the meanings specified therein for purposes of this Agreement.

(b)   Principles of Construction. The principles of interpretation and construction set forth in Annex I (Definitions; Construction) shall apply in respect of this Agreement and each of the Facility Documents.

2.	ADVANCES

(a)   Commitment. Lender agrees, on the terms and conditions set forth herein, to make loans (each such loan, an “Advance”) to Borrower in Dollars from time to time on any Business Day during the period from the Closing Date until the Maturity Date in an aggregate principal amount not to exceed an amount that would cause (x) the Total Accrued Loan Amount to exceed the Maximum Loan Amount or (y) the Loan Principal Amount to exceed the Facility Amount. Subject to the other terms and conditions set forth herein, Borrower may borrow, prepay, and reborrow Advances.

(b)   Notice of Borrowing. In order to request an Advance, Borrower shall deliver an irrevocable written notice (a “Notice of Borrowing”), which notice shall be received by Agent no later than 12:00 p.m. (or such later time as agreed by Agent in its sole discretion), New York City time, on the Business Day immediately preceding the date of such proposed Advance; provided that Lender will use best efforts to fund an Advance upon request on any Business Day if Borrower delivers a Notice of Borrowing that is received by Agent no later than 12:00 p.m. New York City time on such Business Day. Each Notice of Borrowing shall be in substantially the form of Exhibit A (Form of Notice of Borrowing). If a Notice of Borrowing is not received by the time referred to in this Section 2(b) (Notice of Borrowing), it may be deemed by Agent to have been received on the next following Business Day. Borrower may request Advances no more than four (4) times in any calendar month (unless otherwise agreed by Agent).

(c)   Advances. Each Advance shall be in an aggregate amount not less than $[ ] (or such other amount as Lender may accept). Subject to the terms and conditions specified herein, Lender shall, no later than 3:00 p.m. New York City time on the date specified in the Borrowing Notice, make an Advance to Borrower by depositing funds in the amount of such Advance into the account of Borrower specified in Annex II (Borrower Information).

(d)   Final Repayment. Borrower hereby unconditionally promises on the Maturity Date to repay to Lender the Total Accrued Loan Amount.

(e)   Optional Prepayment. Borrower shall have the right, without premium or penalty but subject to Section 2(r) (Funding Losses), to prepay all or a portion of the Advances together with any accrued and unpaid interest thereon; provided that each optional partial prepayment shall be in an aggregate amount not less than $[ ] (or such other amount as Lender may accept). Borrower shall notify Agent by telephone (confirmed in writing) or electronic mail or messaging of any prepayment, such notice to be given not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the date of the prepayment, or such later time as agreed by Agent in its sole discretion (the “Optional Prepayment Date”). Each notice of prepayment shall be irrevocable and shall specify (i) the Optional Prepayment Date, which in all cases shall be a Business Day, (ii) the principal amount to be prepaid and (iii) the amount of interest to be prepaid. Borrower may make optional prepayments no more than four (4) times in any calendar month (unless waived by Lender in its sole discretion).

(f)    Mandatory Prepayment. If on any day the Loan Principal Amount exceeds the Facility Amount, such excess amount shall upon notice from Agent be due and payable by Borrower to Lender within two (2) Business Days of receipt of such notice.

(g)   Illegality. If Lender shall notify Agent and Borrower that any Law makes it unlawful, or any Governmental Authority asserts that it is unlawful for Lender to maintain the Commitment or to make or maintain any Advances hereunder (an “Illegality Event”), the Commitment shall, upon not less than ten (10) days’ advanced written notice to Borrower, be terminated and Agent may, upon such termination, accelerate Borrower’s obligation to repay the Total Accrued Loan Amount.

(h)   Ordinary Interest. Borrower shall pay Agent for the account of Lender interest on the outstanding principal amount of each Advance, at a rate per annum equal to the Applicable Interest Rate. The Applicable Interest Rate shall accrue daily and shall be computed by Agent based on a year of 360 days and actual days in the applicable Interest Period. Agent shall provide notice to Borrower of the amount of interest due at least one (1) Business Day prior to each Interest Payment Date; provided, however, that the failure of Agent to provide such notice shall not in any manner affect Borrower’s obligation to pay such interest. The foregoing interest amount shall accrue at all times from the date of each Advance until such amount shall be paid in full, and shall be payable in arrears on each Interest Payment Date.

(i)    Commitment Fee. Borrower shall pay Agent for the account of Lender a Commitment Fee (the “Commitment Fee”) for each day during each Commitment Fee Period equal to the product of (A) the Commitment Fee Rate times (B) an amount equal to the greater of (1)(x) the Facility Amount less (y) the Loan Principal Amount on such day and (2) zero. The Commitment Fee shall be computed daily by Agent based on a year of 360 days and the actual days in each Commitment Fee Period, and Agent shall provide notice to Borrower of the amount of the Commitment Fee due for each Commitment Fee Period no later than the Business Day prior to each Commitment Fee Payment Date; provided, however, that the failure of Agent to provide such notice shall not in any manner affect Borrower’s obligation to pay such Commitment Fee. The foregoing Commitment Fee shall accrue at all times from the Closing Date until (but excluding) the Maturity Date, including at any time during which one or more of the conditions in Section 3 (Conditions Precedent to Closing and to Making Advances) is not met.

(j)    Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, at the election of Lender made upon written notice to Borrower, Borrower shall pay on written demand (and in any event in arrears on the date such amount shall be due and payable hereunder) the amount of any principal, interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full at a rate per annum equal to the Applicable Interest Rate (in each case determined as if no Event of Default had occurred) plus [ ] percent ([ ]%). Such amounts shall accrue daily and be compounded on a monthly basis.

(k)   Maximum Interest. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Lawful Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Lawful Rate, the excess interest shall be applied to the principal of the Advances or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Lender exceeds the Maximum Lawful Rate, Lender may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Agreement.

(l)	[Reserved].

(m)   Extension of Maturity; Increase of Facility Amount.

(i)      Borrower may, by notice to Agent not earlier than two hundred and ten (210) days and not later than thirty (30) days prior to the Maturity Date then in effect, request that Lender extend the Maturity Date, and upon the written consent of Lender thereto, which Lender may provide in its sole discretion, the parties shall enter into an amendment substantially in the form of Exhibit B hereto extending the Maturity Date to the date agreed in writing by the parties; provided that if such date is not a Business Day, such Maturity Date as so extended shall be the immediately preceding Business Day. As a condition precedent to such extension, Borrower shall deliver to Agent (a) a new or updated Beneficial Ownership Certification, as applicable, in relation to Borrower if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by Agent and (b) a certificate addressed to Lender, signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, (A)  the representations and warranties contained in Section 4 (Representations and Warranties) and in the other Facility Documents are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as of the date thereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing. Lender shall notify Borrower whether it agrees to extend the Maturity Date within ten (10) Business Days of Borrower’s request for such extension; provided that a failure by Lender to notify Borrower of its decision within the required timing, or in such other period as agreed between Lender and Borrower, shall be deemed a refusal by Lender to extend the Maturity Date.

(ii)      Borrower may, by prior written notice to Agent, request an increase in the Facility Amount and upon the written consent of Lender thereto, which Lender may provide in its sole discretion, the parties shall enter into an amendment substantially in the form of Exhibit B hereto increasing the Facility Amount to an amount agreed in writing by the parties. As a condition precedent to such increase, Borrower shall deliver to Agent (a) a new or updated Beneficial Ownership Certification, as applicable, in relation to Borrower if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by Agent and (b) a certificate addressed to Lender, and dated as of the effective date of such increase, signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 4 (Representations and Warranties) and in the other Facility Documents are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written)on and as of the date thereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing. Lender shall notify Borrower whether it agrees to increase the Facility Amount within ten (10) Business Days of Borrower’s request for such increase; provided that a failure by Lender to notify Borrower of its decision within the required timing, or in such other period as agreed between Lender and Borrower, shall be deemed a refusal by Lender to increase the Facility Amount.

(n)	Payments and Computations.

(i)      Borrower shall make each payment hereunder not later than 3:00 p.m., New York City time, on the day when due in Dollars to Agent in immediately available funds. All payments received by Agent after 3:00 p.m., New York City time, shall, at the election of Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(ii)      Whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(iii)      All payments (including, without limitation, prepayments and any other amounts received hereunder in connection with the exercise of Lender’s rights after an Event of Default) made by Borrower under any Facility Document shall be applied to amounts then due and payable in the following order: (1) to any expenses and indemnities due and payable under any Facility Document; (2) to any accrued and unpaid interest and fees due under this Agreement; (3) to principal payments on the outstanding Advances; and (4) to the extent of any excess, to the payment of all other obligations of Borrower then due and owing under the Facility Documents.

(o)	Taxes.

(i)      Defined Terms. For purposes of this Section 2(o), the term “applicable law” includes FATCA.

(ii)      Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Advance shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the sole discretion of Agent) requires the deduction or withholding of any Tax from any such payment by Agent, then Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding for such Indemnified Taxes has been made (including such deductions and withholdings for such Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Tax been made.

(iii)      Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(iv)      Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(v)      Indemnification by Lender. Lender shall severally indemnify Agent, within ten (10) Business Days after demand therefor, for (1) any Indemnified Taxes attributable to Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so) and (2) any Excluded Taxes attributable to Lender, in each case, that are payable or paid by Agent in connection with any Advance, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Lender by Agent shall be conclusive absent manifest error. Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to Lender under any Advance or otherwise payable by Agent to Lender from any other source against any amount due to Agent under this paragraph (v).

(vi)      Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2(o), Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(vii)      Status of Lender. (1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Advance shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2(o)(vii)(2)(A), (2)(B) and (2)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(2)   Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(A)      any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), properly completed and executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax;

(B)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(1)      in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Advance, properly completed and executed copies of IRS Form W- 8BEN or IRS Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Advance, properly completed and executed copies of IRS Form W- 8BEN or IRS Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)      properly completed and executed copies of IRS Form W-8ECI;

(3)      in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that the Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)      to the extent a Foreign Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W- 8BEN, or IRS Form W- 8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or C- 3, IRS Form W-9, and/or other certification documents from each beneficial owner of such Foreign Lender, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of the Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)      any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)      if a payment made to a Lender under any Advance would be subject to U.S. federal withholding Tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that Lender has complied with Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Lender agrees that if any form, documentation or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(viii)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2(o) (including by the payment of additional amounts pursuant to this Section 2(o)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (viii) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (viii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (viii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(ix)      Survival. Each party’s obligations under this Section 2(o) shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Advance.

(p)   Increased Cost. Without duplication of any amounts payable by Borrower pursuant to Section 8(f) (Indemnification by Borrower), Borrower shall reimburse or compensate Lender, within ten (10) Business Days upon written demand, for all documented costs incurred, losses suffered or payments made by Lender as a result of the Transaction after the date hereof, and the imposition on Lender of any and all actual reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, Lender hereunder or the adoption of or any change in any requirement of Law or in the interpretation or application thereof after the date hereof; and compliance by Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law (including any Tax or increased Tax of any kind (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto) hereunder. Any Lender entitled to claim reimbursement or compensation pursuant this Section 2(p) (Increased Cost) shall promptly notify Borrower (with a copy to Agent) of the event with reasonable detail by reason of which it has become so entitled; provided that no failure or delay on the part of such Lender to so notify shall constitute a waiver of such Lender’s right to such compensation.

(q)   Evidence of Indebtedness. Agent shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to Lender resulting from each Advance made by Lender from time to time, including the amounts of principal, interest and fees payable and paid to Lender from time to time hereunder. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms. No promissory note shall be required to evidence the Advances by Lender to Borrower.

(r)    Funding Losses. Within ten (10) Business Days upon written demand of Lender from time to time (and delivery of the certificate described below), Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of (i) any payment or prepayment of any Advance on a day other than the last day of an Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, early prepayment or otherwise), (ii) any failure by Borrower (for a reason other than the failure of Lender to make an Advance) to borrow or prepay any Advance on the date or in the amount notified by Borrower in accordance with this Agreement, including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance or from fees payable to terminate the deposits from which such funds were obtained or (iii) any Benchmark Replacement Date occurring other than on an Interest Payment Date. A certificate of Lender as to the amount of such losses, costs and expenses, submitted to Borrower and showing in reasonable detail the basis for the calculation thereof, shall be conclusive as to the amount of such losses, costs and expenses, absent manifest error.

(s)   [Reserved.]

(t)    Early Termination by Borrower. Borrower may elect to terminate the Commitment (and any such termination shall reduce the Facility Amount on a dollar for dollar basis) in whole or in part on any Business Day by delivering irrevocable written notice to Agent not less than thirty (30) calendar days prior to the proposed date of termination. In the event the Commitment is terminated by Borrower pursuant to this Section 2(t) (Early Termination by Borrower), Borrower shall pay to Lender on the date of such termination (i) (A) in the case of a termination in whole, the Total Accrued Loan Amount or (B) in the case of a partial termination, a portion of the outstanding Loan Principal Amount, if any, necessary to cause the Total Accrued Loan Amount (after giving effect to any such prepayment) not to exceed the Maximum Loan Amount and the Loan Principal Amount (after giving effect to any such prepayment) not to exceed the Facility Amount, in each case together with all accrued and unpaid interest and fees (in the case of any partial termination, on the Loan Principal Amount repaid in connection therewith), and any other costs, fees or other amounts due and owing by Borrower to Lender hereunder and (ii) the Early Termination Fee.

(u)   Early Termination by Agent. Agent may elect to terminate the Commitment in whole, without premium or penalty, on any Business Day by delivering irrevocable written notice to Borrower not less than one hundred and eighty (180) calendar days prior to the proposed date of termination. In the event the Commitment is terminated by Agent pursuant to this Section 2(u) (Early Termination by Agent), Borrower shall pay to Lender on the date of such termination the Total Accrued Loan Amount. For the avoidance of doubt, no Early Termination Fee shall be due in the event of any termination of the Commitment pursuant to this Section 2(u) (Early Termination by Agent).

(v)	Benchmark Replacement Setting.

(i)      Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then the Benchmark Replacement will replace the former Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document.

(ii)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time in consultation with Borrower and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.

(iii)      Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and Lender of (i)  any occurrence of a Benchmark Transition Event; (ii) the proposed implementation of any Benchmark Replacement and (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2(v)(iv) (Unavailability of Tenor of Benchmark) and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent pursuant to this Section 2(v), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2(v).

(iv)      Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then- current Benchmark is a term rate (including the Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)      Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Borrower may revoke any pending request for an Advance to be made during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of an Advance bearing interest at a portion per annum equal to the Alternate Base Rate plus the Spread, and (ii) interest on each outstanding affected Advances during any Benchmark Unavailability Period shall accrue daily at a rate per annum equal to the Alternate Base Rate plus the Spread.

(w)  Benchmark Replacement Conforming Changes. In connection with the use or administration of Daily Simple SOFR or Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document. Agent will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR or Term SOFR.

(x)    Rates. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Applicable Interest Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Applicable Interest Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(y)   Mitigation Obligations. If Lender requests compensation under Sections 2(p) or termination of the commitments pursuant to Section 2(g), or if Borrower is required to pay any Indemnified Taxes or additional amounts to Lender or any Governmental Authority for the account of Lender pursuant to Section 2(o), then Lender shall, at the election of Borrower, use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of Lender such assignment or designation (i) would eliminate or reduce amounts payable pursuant to Sections 2(g), 2(p) or 2(o), as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such assignment or designation promptly following Lender’s written request therefor.

3.	CONDITIONS PRECEDENT TO CLOSING AND TO MAKING ADVANCES

(a)   Conditions to Effectiveness of Commitment. The effectiveness of the Commitment of Lender is conditioned upon receipt by Agent of the following:

(i)       From each party to a Facility Document a counterpart to each Facility Document signed on behalf of such party;

(ii)      Favorable written opinions (addressed to Agent and Lender and dated as of the Closing Date) from counsel to Borrower, each in form and substance reasonably satisfactory to Agent and its counsel;

(iii)     Certified copies of such documents and certificates relating to the incorporation (including its registers of directors and officers and mortgages and charges), valid existence and good standing of Borrower, the authorization of the Transaction, the Facility Documents or the Transaction as Agent may request, all in form and substance reasonably satisfactory to Agent;

(iv)     A certificate dated as of the Closing Date and signed by a Responsible Officer, confirming satisfaction of the following conditions as of the Closing Date: (1) the representations and warranties of Borrower set forth in each Facility Document are true and correct as of the date thereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date; and (2) no Default or Event of Default has occurred and is continuing or would result from the consummation of the Transaction;

(v)      A certificate of Borrower (and its general partner, if applicable) certifying the names, capacities and true signatures of Responsible Officers authorized to sign the Facility Documents and any other documents delivered thereunder and in connection therewith (including Notices of Borrowing);

(vi)     Copies of lien, judgment, litigation, tax and bankruptcy searches on Borrower;

(vii)    Evidence in form and substance reasonably satisfactory to Agent that all filings, registrations, documents and other actions deemed reasonably necessary or advisable by Agent to perfect the first-priority security interest (subject to Permitted Liens) created under the Security Documents have been (or contemporaneously with the execution of this Agreement) filed, registered executed or made, as applicable, and all other actions to perfect or maintain the priority of the security interest have been taken (or contemporaneously with the execution of this Agreement), including, without limitation, the filing of UCC-1 financing statements in all appropriate jurisdictions;

(viii)   If Borrower does not have a place of business in the United States, evidence that Borrower has irrevocably appointed an agent reasonably acceptable to Agent for service of process in the United States (including reasonable evidence of acceptance of such appointment) for the duration of this Agreement;

(ix)      All documentation and other information required in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Act, reasonably requested by Agent;

(x)       A Beneficial Ownership Certification in relation to Borrower if such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;

(xi)      The Transaction and the making of the Advances contemplated thereby (1) are permitted by the laws and regulations of each jurisdiction to which Borrower, Agent and Lender are subject, (2) are permitted under Borrower’s Organizational Documents, (3) do not violate any applicable order, writ, judgment, injunction, determination or decree of any Governmental Authority and (4) will not subject Agent or Lender to any unreimbursed tax, penalty or liability under or pursuant to any applicable law or regulation; and

(xii)     All fees and other amounts due and payable by Borrower to Agent or Lender have been paid, including reimbursement or payment of all reasonable and documented out- of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(b)   Conditions Precedent to Each Advance. The obligation of Lender to make an Advance (including the initial Advance) shall be subject to the following further conditions precedent:

(i)       Borrower shall have duly delivered a Notice of Borrowing in accordance with the requirements hereof;

(ii)      At the time of and immediately after giving effect to the Advance, each of the representations and warranties contained in Section 4 (Representations and Warranties) shall be true and correct in all material respects, except that (x) any such representation and warranty that contains qualifications as to “materiality”, “Material Adverse Effect” or similar language, shall be true and correct in all respects and (y) to the extent that such representations and warranties specifically relate to an earlier date, they shall be true and correct in all material respects as of such earlier date;

(iii)      At the time of and immediately after giving effect to the Advance, no Default or Event of Default has occurred and is continuing or would result from such Advance; and

(iv)      (x) The Total Accrued Loan Amount will not exceed the Maximum Loan Amount and (y) the Loan Principal Amount will not exceed the Facility Amount, in each case, immediately before and after giving effect to such Advance.

(c)   Deemed Representation and Warranty. Each Notice of Borrowing shall be deemed to be a representation and warranty by Borrower that the conditions specified in Section 3(b) (Conditions Precedent to Each Advance) have been and will be satisfied on and as of the date of the making of an Advance.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the date of this Agreement, as of the Closing Date and as of the date of each Advance:

(a)   Organization; Powers. Borrower (i) is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization or incorporation, (ii) is duly qualified and in good standing in each other jurisdiction in which such qualification is required, except for qualifications the lack of which could not reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority, and all material governmental licenses, authorizations, consents, approvals and registrations, all of which are in full force and effect, in each case to the extent required to own its assets and to carry on its business as now conducted and as proposed to be conducted (including without limitation to enter into the Transaction and each of the Facility Documents). There are no restrictions or requirements under any material law applicable to Borrower which limit the ability of Borrower to lawfully conduct its business in any material respect or to perform its obligations under any Facility Document. Borrower is not engaged in any business that is not permitted by its Organizational Documents.

(b)   Authorization and Enforceability. The execution, delivery and performance by Borrower of the Facility Documents and the grant of the security interest contemplated hereby with respect to the Collateral are within its partnership, limited liability, company or other organizational powers (as applicable), have been duly authorized by all necessary partnership, limited liability company, company or other organizational action, and do not require any further proceedings or actions by Borrower. The Facility Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)   No Conflicts. The execution, delivery and performance by Borrower of the Facility Documents, the Advances contemplated hereby and the grant of the security interest contemplated hereby with respect to the Collateral do not (i) contravene Borrower’s Organizational Documents, (ii) violate, conflict with or result in a default under any indenture, agreement or instrument binding upon Borrower or any of its assets, or give rise to a right thereunder to require any payment to be made by Borrower, (iii) result in or require the creation or imposition of any Liens upon any property or assets of Borrower (other than Liens in favor of Agent for the benefit of Lender and Permitted Liens), or (iv) violate in any material respect any Law (including, without limitation, the Investment Company Act, the Securities Act and the Exchange Act and the regulations thereunder), order, writ, judgment, injunction, determination or decree of any Governmental Authority applicable to Borrower or its assets.

(d)   Approvals. No consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other person is or will be required in connection with (a) the execution, delivery or performance by Borrower of the Facility Documents or (b) the grant to Agent of a legal, valid and enforceable security interest in all of the Collateral, in each case except for such as have been obtained or made and are in full force and effect, and any filings contemplated by the Security Documents.

(e)   Compliance with Laws and Agreements. Each of Borrower and each Investment Manager is in compliance with (i) the requirements of all Laws and all orders, writs, judgments, injunctions, determinations and decrees applicable to it or to its assets and (ii) all indentures, agreements and other instruments binding upon it or any of its assets, in each case except where the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f)   Debt. Borrower has not incurred any Debt other than the Debt contemplated by this Agreement and Permitted Debt. After giving effect to any Advance, the aggregate Debt incurred by Borrower does not exceed or breach any limitation or restriction specified in Borrower's Organizational Documents. The Advances constitute direct, unsubordinated and secured obligations with full recourse to Borrower.

(g)   Derivative Transactions. Borrower is not a party to any Derivative Transaction other than Permitted Derivative Transactions.

(h)	Financial Condition.

(i)   Borrower has delivered, or provided online access, to Agent copies of its most recent annual audited financial statements and consolidated balance sheet (as of the Closing Date and as of each date on which such materials are required to be delivered by Section 5(a)(i)) together with the related statements of income, shareholders’ equity and cash flows as of the end of and for such year, all reported on by the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit). All financial statements concerning Borrower which have been furnished by Borrower to Agent pursuant to this Agreement (i) were prepared in accordance with Borrower’s books of account and records, (ii) present fairly in all material respects the financial condition of Borrower as at the dates and for the periods covered in them as stated and (iii) were prepared in accordance with Approved Accounting Principles (in the cases of each of clauses (i) through (iii), except as disclosed therein and subject, in the case of unaudited statements, to the absence of footnotes and normal year-end adjustments).

(ii)  Borrower is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

(i)    Since the period covered in the most recent audited financial statements of Borrower delivered to Agent hereunder, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

(j)    Litigation Matters. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by, against or affecting Borrower, any Investment Manager, their Affiliates or any business, assets or rights of Borrower, any Investment Manager or their Affiliates (i) that purport to affect or pertain to the legality, validity or enforceability of the Transaction or any Facility Document, (ii) that, if adversely determined, could reasonably be expected to result in any material liability being imposed on Borrower or any Investment Manager or (iii) that, if adversely determined, could be expected, individually or in the aggregate, to have a Material Adverse Effect.

(k)   Misconduct. Each of Borrower and each Investment Manager is not subject to any formal action, investigation, inquiry (excluding routine inquiries), suit or other proceeding by any Governmental Authority for reasons of any alleged breach of any law, rule or any regulation.

(l)    Full Disclosure; No Material Misstatement. Borrower has disclosed to Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) the Organizational Documents or (b) any other report, financial statement, exhibit, schedule or other information furnished by Borrower or on Borrower’s behalf to Agent or Lender in connection with the negotiation of any Facility Document or included therein or delivered pursuant thereto (taken as a whole, together with other information furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect; provided that with respect to forward looking projections and similar forward looking information, Borrower represents only that such projections or information have been prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof.

(m)  Property and Assets. Borrower has good and marketable title to the Collateral free and clear of Liens, other than Liens in favor of Agent for the benefit of Lender and Permitted Liens, and without notice of any adverse claim that could reasonably be expected to have a Material Adverse Effect. Borrower does not own any real property. Borrower does not maintain any deposit account or securities account other than the Collateral Account and Excluded Accounts. As of the Closing Date, Annex V hereto accurately set forth all Excluded Accounts.

(n)   Subsidiaries. Borrower does not have any Subsidiaries.

(o)   Security Interest. The Security Documents, together with the filing of a UCC-1 financing statement in the jurisdiction(s) contemplated in the Security Agreement, are effective to create in favor of Agent a legal, valid and continuing Lien in the Collateral and such Lien constitutes a first priority (subject to Permitted Liens) perfected and continuing Lien on the Collateral, securing the payment of the Obligations and enforceable against Borrower; upon the filing of the UCC-1 financing statement(s) as contemplated by the Security Agreement, all filings and other actions necessary to perfect Agent’s security interest in the Collateral shall have been duly made or taken and will be in full force and effect. Other than in respect of Liens created pursuant to the Security Documents, Borrower does not have any registrations, filings, recordations, or agreements granting “control” (as provided in Sections 9-104 and 9-106 of the UCC), in any of the Collateral, including the filings of UCC-1 financing statements.

(p)   No Default. No Default or Event of Default has occurred and is continuing.

(q)   Investment Company Status. Borrower is a non-diversified “closed-end” “investment company” and is subject to the regulation under the Investment Company Act. The business and other activities of Borrower, including but not limited to, the making of the Advances by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by the Facility Documents do not result in any violation of the provisions of the Investment Company Act, or any rules, regulations or orders issued by the SEC thereunder. Borrower has made all applicable filings with the SEC, if any, as required by applicable Law (including without limitation the Securities Act, the Exchange Act and the Investment Company Act). The Asset Coverage of Borrower is in compliance with the requirements imposed by the Investment Company Act. Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Code.

(r)    ERISA. The following representations shall be repeated on each day during the term of this Agreement:

(i)   None of Borrower or any ERISA Affiliate thereof has during the past six (6) years maintained, contributed to or had an obligation to contribute to any Employee Plans or Multiemployer Plans, nor does Borrower or any ERISA Affiliate thereof have any present intention to do so and otherwise has no liability with respect to such plans.

(ii)   Borrower is not, and is not acting on behalf of, (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code, to which Section 4975 of the Code applies, (C) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Code by reason of Section 3(42) of ERISA, U.S. Department of Labor Regulation 29 CFR Section 2510.3-101, or (D) a “governmental plan” (as defined in ERISA or the Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any law, rule or restriction that is substantively similar or of similar effect to Section 406 of ERISA or Section 4975 of the Code.

(s)    Taxes. Borrower has filed all U.S. federal income tax returns and all other material tax returns which are required to be filed by it in all jurisdictions and has paid all federal income taxes and all other material taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except for taxes (i) being contested in good faith through proceedings diligently pursued and (ii) as to which adequate reserves have been provided in accordance with Approved Accounting Principles. No tax Lien has been filed against Borrower and, to the knowledge of Borrower, no claim is being asserted against Borrower with respect to any tax, fee or other charge.

(t)     Sanctions; Anti-Corruption Laws. Neither Borrower, nor any Subsidiary thereof, nor any Investment Manager, nor, to the knowledge of Borrower, any Subsidiary thereof or any Investment Manager, any director, officer, employee, agent, affiliate or representative thereof or any investor of Borrower, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. Borrower, its Subsidiaries and each Investment Manager have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. Borrower, its Subsidiaries and each Investment Manager have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(u)    Independent Decisions. Borrower has or shall have consulted with its advisors with respect to the legal, regulatory, financial reporting, tax, ERISA and accounting treatment of the Transaction, including with respect to use of proceeds from any Advance, prior to entering into the Agreement, and has made its own independent decision with respect to such legal, regulatory, financial reporting, tax, ERISA and accounting treatment and has not relied upon Agent or Lender in making such decision.

(v)   Beneficial Ownership Certification. As of the Closing Date, the information included in the Beneficial Ownership Certification (if applicable) is true and correct in all material respects.

(w)  Investment Manager. Investment Managers manage the investments of Borrower and is in compliance, in all material respects, with the terms of the Organizational Documents of Borrower and each Investment Management Agreement.

5.	AFFIRMATIVE COVENANTS

So long as the Commitment shall be in effect or any Advance or other Obligation (other than any contingent indemnification Obligation for which no claim has been made) shall remain outstanding, Borrower covenants and agrees that:

(a)   Reporting Requirements. Borrower will deliver or cause to be delivered to Agent:

(i)       as soon as available, but in any event no later than 180 days after the end of its fiscal year, Borrower’s annual audited consolidated financial statements, including all notes thereto, which statements shall include a consolidated statement of financial position as of the end of the relevant fiscal year and a consolidated statement of operations and a statement of cash flows for such fiscal year all prepared in conformity with Approved Accounting Principles and accompanied by a report and opinion of the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the consolidated financial position of Borrower as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with Approved Accounting Principles.

(ii)       within ten (10) Business Days of the end of each month, a report from the Custodian setting forth (x)  the latest reported value received by the Custodian of positions held in the Collateral Account (including each interest in an Investee Fund in such Collateral Account) and (y) any pending redemptions, subscriptions and transfers of positions held in the Collateral Account (including Investee Fund Interests);

(iii)      promptly after written request by Agent, a good faith estimate of the NAV of Borrower and/or any Investee Fund, based on the most recent information available to Borrower or the Custodian as the case may be;

(iv)     within 35 days of the end of each calendar month, a statement from the Administrator delivered by email setting forth the NAV of Borrower;

(v)      promptly after Agent’s request therefor, a statement of the net obligations under each Permitted Derivative Transaction;

(vi)     promptly after obtaining knowledge thereof, written notice describing any changes to the liquidity, currency, strategy, accounting or other material terms of the Investee Funds or the Investee Fund Interests or any material amendments known to Borrower to the Offering Documents or Organizational Documents of any Investee Fund;

(vii)    promptly after obtaining knowledge thereof, written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority against Borrower that involves any Facility Document or the Transactions or that could reasonably be expected to result in a Material Adverse Effect;

(viii)   promptly after request therefor, such other business and financial information with respect to the condition or operations, financial or otherwise, of Borrower or compliance with the terms of the Facility Documents as Agent may from time to time reasonably request;

(ix)      notice of the delivery by Borrower of any instruction to the Custodian to effect the redemption or withdrawal of interests in an Investee Fund or any other instruction by Borrower to Custodian with respect to the Collateral, in each case, together with reasonable details thereof (simultaneously with the delivery of such notice to the Custodian);

(x)       a summary on each Business Day of each withdrawal or release of cash or other assets from the Collateral Account;

(xi)      promptly after reasonable request therefor, an updated Annex V setting forth all Excluded Accounts; and

(xii)     promptly after request therefor, information and documentation reasonably requested by Agent or Lender for purposes of compliance with applicable “know your customer” requirements under the Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

The parties hereto acknowledge and agree that with respect to any information delivered pursuant to Section 5(a)(ii) or (x) (Reporting Requirements), Borrower shall be deemed to have delivered such information by granting and maintaining for Agent “view-only” or similar online access (howsoever described) to such information through any electronic portal maintained by Borrower, the Custodian or Administrator.

The failure of Borrower to timely deliver information under Section 5(a)(ii), (iv) or (vi) with respect to an Investee Fund shall result in such Investee Fund ceasing to be an Investee Fund and shall not constitute an Event of Default.

(b)   Notice of Material Events. Borrower will provide Agent prompt written notice of the following:

(i)       the occurrence of any Default or Event of Default;

(ii)      any default, event of default, termination event or similar event under any agreement between Borrower and a third party, involving an amount in excess of the Threshold Amount, together with copies of any related notices or communications;

(iii)     any representation made in Section 4(r) (ERISA) that is or with the passage of time, giving of notice or expiry of any applicable grace period, will become untrue in any material respect;

(iv)     any material Lien or adverse claim (other than any Permitted Lien) is made or asserted against Borrower or any of the Collateral;

(v)      any amendment or modification of, or waiver under, the Organizational Documents of Borrower or the Custody Agreement in a manner that could reasonably be expected to adversely affect the interests of Lender or Agent under the Facility Documents in any material respect; and

(vi)     any event that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5(b) (Notice of Material Events) shall be accompanied by a statement of a Responsible Officer setting forth the details thereof and any action taken or proposed to be taken with respect thereto.

(c)   Existence, Compliance with Laws, Contracts, etc. Borrower shall preserve and maintain in full force and effect all material governmental licenses, registrations, authorizations, consents and approvals required to own its assets and to carry on its business. Borrower shall comply with (i) the requirements of all Laws (including any requirements to file tax returns) and all orders, writs, judgments, injunctions, determinations and decrees applicable to it or to its assets and (ii) all indentures, agreements and other instruments binding upon Borrower or any of its assets, in each case except where the failure to comply therewith individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(d)   Credits to Collateral Account. Borrower shall cause distributions with respect to all Investee Funds held by Borrower (or by the Custodian on its behalf), including the proceeds of any redemption, sale, lease, transfer, or other disposal or liquidation of all or part of the Investee Fund Interests or any other asset of Borrower (other than with respect to assets held in the Excluded Accounts and Permitted Derivative Transactions), to be paid or credited directly into, and held in, the Collateral Account. Borrower shall cause the Custodian to instruct all Investee Funds to make payments only to the Collateral Account. Assets may be withdrawn or released from the Collateral Account only if (i) no Control Event or Event of Default has occurred and is continuing or would occur as a result of such withdrawal or release, (ii) after giving effect to such withdrawal or release the Total Accrued Loan Amount will not exceed Maximum Loan Amount and the Loan Principal Amount will not exceed the Facility Amount, and (iii) Agent shall have provided its prior written consent thereto. Notwithstanding the foregoing, provided that no Control Event is continuing or would result therefrom, Agent’s consent shall not be required for any (A) redemption of Investee Fund Interests held in the Collateral Account if the proceeds thereof are paid directly into the Collateral Account, (B) settlement of trades of financial assets (other than Investee Fund Interests) within the Collateral Account if such settlement is made to the Collateral Account or (C) subscription for Investee Fund Interests if the subscribed interests are credited to the Collateral Account. To the extent the proceeds of any asset of Borrower (due to an in-kind distribution or redemption by an Investee Fund or otherwise) cannot be credited directly into the Collateral Account, Borrower shall take such action as is necessary or reasonably requested by Agent to ensure that Agent at all times maintains a valid and perfected first priority (subject to Permitted Liens) security interest in such asset and the proceeds thereof. At Borrower’s request at any time, Agent shall deliver to Custodian a Notice of Joint Control, unless the Collateral Agent is permitted under this Agreement or the other Facility Documents to deliver a Notice of Exclusive Control. Borrower agrees that (i) if a Control Event has occurred and is continuing, Agent may deliver to Custodian a Notice of Joint Control and (ii) if an Event of Default has occurred and is continuing, Collateral Agent may deliver to Custodian a Notice of Exclusive Control.

(e)   Compliance with Organizational Documents and Offering Documents. Borrower will comply in all material respects with the terms of its Organizational Documents and Offering Documents (if applicable).

(f)    Use of Proceeds. Borrower will use the proceeds of the Advances for general working capital and cash management purposes.

(g)   Payment of Obligations. Borrower will pay its material obligations, including Tax liabilities, other governmental charges or other lawful claims that, if unpaid, might become a Lien on its property or assets, before the same shall become delinquent or in default, except where (1) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (2) Borrower has set aside on its books adequate reserves with respect thereto in accordance with Approved Accounting Principles and (3)   the failure to pay such obligations could not reasonably be expected to have a Material Adverse Effect.

(h)   Loan Level. If on any day a LTV Ratio Breach shall occur, Borrower shall, within two (2) Business Days, either (i) cause the Total Accrued Loan Amount to be equal to or less than the Maximum Loan Amount or (ii) (A) present to Agent a cure plan, acceptable to Agent in its sole discretion, which, by means of redemptions, subscriptions, the delivery of additional Collateral or otherwise (or any combination thereof) is reasonably likely (as determined by Agent in its sole discretion) to cause the Total Accrued Loan Amount to be equal to or less than the Maximum Loan Amount as soon as practicable but in no event later than the date that is one hundred and twenty (120) calendar days after such cure plan is presented to Agent (the “Latest Cure Date”), (B) provide such documents or other supporting evidence as Agent shall require, including without limitation copies of each redemption request or other instruction submitted by Borrower or Custodian (as applicable) to Investee Funds, (C) cause the Total Accrued Loan Amount to be equal to or less than the Maximum Loan Amount as soon as practicable and in any event no later than the Latest Cure Date and (D) provide a written notice to Agent as soon as practicable but in any event no later than the Latest Cure Date as to compliance with this Section 5(h) (Loan Level). Notwithstanding the foregoing, if Agent, in its sole discretion, rejects a cure plan submitted by Borrower in respect of a LTV Ratio Breach, determines that Borrower has failed to implement such cure plan in full or determines that such plan is no longer reasonably likely to result in the discontinuance of such default by the Latest Cure Date, Agent may declare an Event of Default.

(i)    Books and Records; Inspection Rights. Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business, assets and activities in accordance with the Approved Accounting Principles and applicable Law, and will permit Agent or (subject to Section 8(r) (Confidentiality)) any representatives designated by Agent, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (or, following the occurrence and during the continuation of a Default or Event of Default, as often as requested); provided that Borrower shall not be precluded from having its representatives and advisors present during any inspection of books and records; provided further that Borrower shall not be required to pay for more than one (1) such visit and inspection in any fiscal year so long as no Event of Default has occurred and is continuing at the time of any such subsequent visits and inspections during such fiscal year.

(j)    Protection of Security Interest. Borrower will take such action within its control as is necessary or as may be reasonably requested by Agent in order to perfect, protect and to maintain the perfection and priority of the security interest of Agent in the Collateral.

(k)   Separate Entity Existence. Borrower shall (i) maintain all accounts separate from the accounts of any Affiliate, and ensure that the funds of Borrower will not be diverted to any other Person, nor will such funds be commingled with the funds of any Affiliate or any partner of Borrower, (ii) ensure that, to the extent it shares the same officers, employees, vendors or facilities as any of its partners or Affiliates, the material expenses related hereto shall be fairly allocated among such entities, (iii) enter into all material transactions with any of its Affiliates only on an arm’s length basis, (iv) conduct its affairs in accordance with the Organizational Documents and Offering Documents of Borrower, and observe all necessary, appropriate and customary entity formalities, including, but not limited to, holding all regular and special partners’, members’, managers’ and directors’ meetings or executing written consents appropriate to authorize all partnership actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents to the extent necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, and (v) not assume or guarantee any of the liabilities of its Affiliates or any of its partners or any Affiliate thereof.

(l)    Custodian Material Adverse Effect. If at any time the Custodian shall cease to be acceptable to Agent (determined in a manner applied consistently by Agent acting in such capacity under similar transactions) or a Custodian Material Adverse Effect shall occur, Borrower shall within thirty (30) days of written notice thereof from Agent establish a new account with an Approved Custodian and transfer any Collateral held by the Custodian to such account, re-register the Investee Fund Interests in the name of such Approved Custodian and cause such Approved Custodian to instruct all Investee Funds to make payments only to the replacement account; provided that such account shall be subject to a security agreement and control agreement in favor of Agent in form and substance reasonably satisfactory to Agent.

(m)  Further Assurances. Upon the reasonable request of Agent, Borrower shall execute and/or deliver any additional agreements, documents and instruments as may be reasonably requested by Agent in order to correct any material defect or error that may be discovered in any Facility Document or to carry out the purposes of the Facility Documents and to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto Lender and Agent the rights granted or now or hereafter intended to be granted to Lender and Agent under the Facility Documents or any other instrument executed in connection therewith.

(n)   Auditor. If at any time the Auditor shall cease to be acceptable to Agent (determined in a manner applied consistently by Agent acting in such capacity under similar transactions), Borrower shall within sixty (60) days of written notice thereof from Agent replace such Auditor with an Approved Auditor.

(o)   Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Borrower, each of its Subsidiaries and each Investment Manager shall each conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

(p)   Notice of Certain Changes to Beneficial Ownership Certification. If applicable, Borrower shall promptly give notice to Lender of any change in the information previously provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein, and promptly deliver an updated Beneficial Ownership Certification.

6.	NEGATIVE COVENANTS

So long as the Commitment shall be in effect or any Advance or other Obligation (other than any contingent indemnification Obligation for which no claim has been made) shall remain outstanding, Borrower covenants and agrees that:

(a)   Security Interest. Borrower will not (i) permit any Lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than Permitted Liens and Liens created under the Security Documents) to be created on or extend to or otherwise arise upon or burden any of its property, revenues or assets, any interest therein or the proceeds thereof; (ii) take any action that would permit the security interest created pursuant to the Security Documents not to constitute a valid and perfected first priority (subject to Permitted Liens) security interest in the Collateral; or (iii) enter into any contractual obligations (other than this Agreement and other Facility Documents) that limit the ability of Borrower to create, incur, assume or suffer to exist Liens on the Collateral.

(b)   Other Debt. Borrower shall not create, incur, assume or suffer to exist any Debt, other than Debt of Borrower created under the Facility Documents and Permitted Debt.

(c)   Derivative Transactions. Borrower shall not enter into any Derivative Transactions other than Permitted Derivative Transactions.

(d)   Accounts. Borrower shall not open or maintain any account other than the Collateral Account and the Excluded Accounts.

(e)   Fundamental Changes. Unless Borrower shall have obtained Agent’s prior written consent, Borrower shall not:

(i)       Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (including by division), whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired) or divide, liquidate or dissolve in whole or in part; provided, that for the avoidance of doubt, the foregoing shall not prohibit Borrower’s redemptions of investments in the ordinary course if such redemptions are permitted under the Facility Documents (including, without limitation, Section 5(d) (Credits to Collateral Account) of this Agreement).

(ii)       (A) Engage in any business other than as permitted by its Organizational Documents or (B) invest in assets other than cash, Cash Equivalents and Investee Funds that are subject to the Lien in favor of Agent as contemplated by the Security Documents (or in the case of Investee Funds held by the Custodian, in Borrower’s security entitlements with respect thereto), other Permitted Liens and any investments in Excluded Assets.

(iii)     Terminate or make any material amendment or modification to Borrower’s Organizational Documents, Offering Documents or Investment Policies and Restrictions, or any agreement with any Investment Manager, Administrator or Custodian (including the Custody Agreement); provided that no prior written consent shall be required for any such amendment or modification if such amendment or modification could not reasonably be expected to adversely affect the rights of Agent or Lender or the ability of Borrower to perform its obligations under the Facility Documents.

(iv)     Create, organize, incorporate or acquire any Subsidiary.

(v)      Change its fiscal year or permit or make any change in its method of accounting or reporting practices as in effect on the date hereof.

(f)   Dispositions. Borrower will not convey, transfer, lease or otherwise dispose of any of its assets except for (i) Restricted Payments permitted by Section 6(i) (Restricted Payments) and (ii) investments permitted by Section 6(e)(ii) (Fundamental Changes) and redemptions of such permitted investments in the ordinary course if such redemptions are permitted under the Facility Documents (including, without limitation, Section 5(d) (Credits to Collateral Account) of this Agreement)

(g)   Service Providers. Borrower will not change or allow to change the identity of any Investment Manager (other than to a successor that is an Affiliate of such Investment Manager and serves as investment advisor to Affiliates of Borrower in the “fund of funds” business), Custodian (except to an Approved Custodian), Administrator or Auditor (except to an Approved Auditor) without the prior written consent of Agent.

(h)   Change of Name, Form, Location or Jurisdiction. Borrower will not change (i) its name, identity or corporate form, or (ii) its jurisdiction of organization or incorporation or the location of its registered office or principal office, in each case unless Borrower shall have given Agent not less than 15 days’ prior written notice thereof.

(i)   Restricted Payments. Borrower will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except Borrower may make redemption payments or other distributions to holders of its equity interests as permitted by its Organizational Documents if (i) no Default or Event of Default exists or would result therefrom or (ii) Agent has provided its express prior written consent thereto. Notwithstanding the foregoing, Borrower shall have the right, upon prior written notice to Agent, to declare or pay any dividends or distributions if the failure to declare or pay any dividends or distributions would directly result in Borrower failing to satisfy the requirements described in Section 852 of the Code.

(j)   Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, except transactions on fair and reasonable terms at least as favorable (taken as a whole) to Borrower as would reasonably be excepted to be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

(k)   ERISA. Borrower will not establish, or agree to contribute to, any Employee Plan or Multiemployer Plan.

(l)    Margin Regulations. Borrower shall not take any action that would, directly or indirectly, violate Regulation T, Regulation U or Regulation X of the Board.

(m)   Investment Company. Borrower shall not fail to maintain in full force and effect its registration and status as a non-diversified closed-end management investment company under the Investment Company Act and shall not fail to make all applicable filings with the SEC, if any, as required by the Investment Company Act and other applicable Law.

(n)   Sanctions; Anti-Corruption Laws. Borrower shall not, directly or indirectly, use any Advance or the proceeds of any Advance, or lend, contribute or otherwise make available such Advance or the proceeds of any Advance to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including Lender or Agent) of Sanctions. Borrower shall not, directly or indirectly, use any Advance or the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti- corruption legislation in other jurisdictions.

(o)   Asset Coverage. Borrower shall not incur any Debt or take any other actions that could result in the Asset Coverage to exceed the limits permitted by Section 18 of the Investment Company Act with respect to Borrower.

7.	EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur:

(a)   Failure to Pay Principal. Borrower shall fail to pay any principal when and as it becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)   Failure to Pay Other Amount. Borrower shall fail to pay any interest, fee or other amount (other than principal) under any Facility Document when and as it becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of three (3) Business Days following receipt by Borrower of written notice thereof;

(c)   Impairment of Security Interest. The security interest created pursuant to the Security Documents shall at any time fail to constitute a valid and perfected first priority (subject to Permitted Liens) security interest of Agent on any material portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, in each case, for any reason other than Agent’s failure to file the UCC-1 financing statement in the jurisdiction(s) contemplated in the Security Agreement or the release of such portion of the Collateral in accordance with the Facility Documents, or in any case, Borrower, or its general partner, managing member, directors or officers (as applicable) shall so assert;

(d)   Breach of Representation or Warranty. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower in or in connection with any Facility Document (or any amendment or modification or waiver thereunder), or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Facility Document, shall prove to have been false or misleading in any material respect when provided, made or deemed made;

(e)   LTV Ratio Breach. A LTV Ratio Breach shall occur and shall not be cured in compliance with Section 5(h) (Loan Level).

(f)    Material Adverse Fund Event. A Material Adverse Fund Event shall occur;

(g)   Regulatory Event. (i) The filing or commencement of any formal action, investigation, inquiry (excluding routine inquiries and other actions, investigations or inquiries that are not material), suit or other proceeding by any Governmental Authority against Borrower or any Investment Manager (A) for reasons of any material breach of any law, rule or regulation or breach of fiduciary duty or (B) that Agent determines could reasonably be expected to result in a Material Adverse Effect, or (ii) the announcement by any Governmental Authority that it will file or commence any such formal action, investigation, inquiry, suit or other proceeding;

(h)   Bankruptcy, Insolvency, etc. Any of Borrower, its general partner or managing member (as applicable), the Custodian or any Investment Manager (i) is unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) is dissolved, struck off or has a resolution passed for its dissolution, winding up or liquidation (including, without limitation, for either official or voluntary winding up or liquidation) or its voluntary liquidation is otherwise commenced; (iii) makes a general assignment, composition or arrangement with or for the benefit of its creditors; (iv) (A) institutes or has instituted against it, by a regulator, supervisor or any similar official, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights (including, without limitation, an order for its winding up or provisional liquidation or the appointment of a restructuring officer), or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (x) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up liquidation or provisional liquidation or (y) is not dismissed, discharged, stayed or restrained in each case within forty-five (45) days of the institution or presentation thereof; (v) seeks or becomes subject to the appointment of an administrator, liquidator, provisional liquidator, restructuring officer, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vi) has a secured party take possession of a material portion of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against a material portion of its assets; or (vii) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) through (vi) above;

(i)   Nationalization. Any Governmental Authority shall have (i) condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or equity or other assets of Borrower or any Investment Manager or shall have assumed custody or control of such property or other assets or of the business or operations of Borrower or any Investment Manager or shall have taken any action that would prevent any such entity from carrying on its business or a substantial part thereof or (ii) announced that it will do any other foregoing;

(j)   Repudiation or Invalidation of Obligations. (i) Borrower or any other party to a Facility Document other than Agent or Lender shall deny or repudiate its obligations under any Facility Document, (ii) any law shall purport to render invalid, or preclude enforcement of, any material provision of any Facility Document or impair performance of Borrower’s obligations under any Facility Document, (iii) if for any reason, any Facility Document ceases to be in full force and effect (other than as a result of satisfaction in full of all the obligations thereunder (other than any contingent indemnification Obligation for which no claim has been made)) or (iv) any Governmental Authority or other dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium, law or otherwise, cancel, suspend or defer the obligation of Borrower to pay any amount required to be paid under any Facility Document;

(k)   Custodian Failure to Perform. Custodian fails to observe any material term, covenant or agreement contained in the Custody Agreement or the Control Agreement, and Borrower shall fail within thirty (30) calendar days after written notice from Agent to establish a new account with an Approved Custodian, transfer any Collateral held by the Custodian to such account, re-register the Investee Fund Interests in the name of such Approved Custodian and cause the replacement Custodian to instruct all Investee Funds to make payments only to the replacement account; provided that such account shall be subject to a security agreement and control agreement in form and substance reasonably satisfactory to Agent;

(l)    Excess LTV Ratio Breach. As of any date of determination, the LTV Ratio is equal to or exceeds the product of (i) 1.25 multiplied by (ii) the Maximum LTV Ratio as of such date.

(m)   Investment Manager Event. Any Investment Manager shall breach any duty owed by such Investment Manager to Borrower (or to another Investment Manager) under any Investment Management Agreement and such breach could reasonably be expected to result in a Material Adverse Effect;

(n)   Failure to Perform – No Cure Period. A breach or other failure to observe, comply with or perform any covenant, condition or agreement contained in Sections 5(d) (Credits to Collateral Account), 5(1) (Custodian Material Adverse Effect), 5(n) (Auditor), 5(o) (Compliance with Anti-Money Laundering and Anti- Corruption Laws) or Section 6 (Negative Covenants) of this Agreement;

(o)   Failure to Perform – Cure Period. (i) A breach or other failure to observe, comply with or perform any covenant, condition or agreement contained in Section 5(a) (Reporting Requirements) or 5(b) (Notice of Material Events) and such breach or failure shall continue unremedied for a period of three (3) Business Days or (ii) a breach or other failure to observe, comply with or perform any other obligation, covenant, condition or agreement contained in this Agreement or any Facility Document (not specified in the foregoing clause (i) or in any other provision of this Section 7 (Events of Default), and such breach or failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (A) Borrower’s obtaining knowledge thereof and (B) written notice thereof to Borrower from Agent or Lender;

(p)   Custodian Reporting. Any of the reports or statements provided by Custodian to Agent under the Facility Documents is unsatisfactory to Agent in its reasonable discretion (determined in a manner applied consistently by Agent acting in such capacity under similar transactions);

then, and in any such event, Agent may (i) declare the Advances, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Facility Documents to be forthwith due and payable, whereupon the Advances, all such interest and fees, and all such other amounts hereunder and under the Facility Documents shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, (ii) declare the Commitment to be terminated, whereupon the same shall forthwith terminate and (iii) exercise on behalf of itself and Lender all rights and remedies available to it and Lender under the Facility Documents and applicable Law (including, without limitation, all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable Law); provided, however, that upon the occurrence of any event in Section 7(h) (Bankruptcy, Insolvency, etc.), (x) the Advances, all accrued interest and all accrued other amounts payable, including fees, under this Agreement, and all such other amounts hereunder and under the Facility Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower and (y) the Commitment shall automatically be terminated.

8.	MISCELLANEOUS

(a)   Amendments, etc. No amendment or waiver of any provision of this Agreement or any Facility Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by Lender and Borrower and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)   Notices and Other Communications. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by electronic mail) and delivered to such addresses set forth on Annex III (Notices). All notices and other communications shall be deemed to be effective upon delivery to such numbers or addresses as set forth on Annex III (Notices). Lender and Agent shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

(c)   Appointment as Agent. Lender irrevocably appoints Agent as its agent under this Agreement and the other Facility Documents and authorizes Agent or any Affiliate of Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms of the Facility Documents, together with such actions and powers as are reasonably incidental thereto. Agent shall not have any duties or obligations except those expressly set forth in the Facility Documents.

(d)   No Waiver; Remedies. No failure on the part of Lender or Agent to exercise, and no delay in exercising, any right hereunder, or under any other Facility Document shall operate as a waiver thereof nor shall the single or partial exercise, of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or Lender to any other or further action in any circumstances without notice or demand.

(e)	Costs and Expenses.

(i)    Borrower agrees to pay or reimburse on demand (A) all reasonable out-of-pocket and documented costs and expenses of Agent and Lender (including reasonable legal fees and expenses of one counsel in each applicable jurisdiction) in connection with any amendment of or consent or waiver in respect of any Facility Document and (B) all costs and out- pocket and documented expenses of Agent and Lender (including legal fees and expenses of one counsel in each applicable jurisdiction) in connection with the enforcement, attempted enforcement, preservation of any rights or remedies under this Agreement or the other Facility Documents. All such costs and expenses shall be payable within ten (10) Business Days of demand therefor.

(f)   Indemnification by Borrower. Borrower shall indemnify Agent, Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, out- of-pocket and documented fees charges and disbursements of one firm of counsel, plus any local counsel in any applicable jurisdiction or special counsel or additional counsel required as a result of any conflict, for the Indemnities, taken as a whole) actually incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Facility Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent and its Related Parties only, the administration of this Agreement and the other Facility Documents, (ii) any Advance or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any Affiliate thereof. No Indemnitee shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Facility Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof). This Section 8(f) (Indemnification by Borrower) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(g)   Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding relating to Borrower under any bankruptcy or insolvency law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and all Liens in favor of Agent or Lender released in connection with such payment or setoff shall be revived and continued in full force and effect as if such release had not occurred.

(h)	Successors and Assigns.

(i)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender and Agent. Lender may assign or otherwise transfer any of its rights or obligations hereunder (including by way of participation) to any Person other than (A) a natural person, Borrower or any Affiliate of Borrower or (B), solely if an Event of Default has occurred and is continuing, a Disqualified Institution. Without limiting the foregoing, Lender may pledge or assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender to any federal reserve bank. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(ii)       Agent or any designee, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of Lender (including any permitted assignee), and principal amounts (and stated interest) of the Advances owing to Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent, and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes herein. The Register shall be available for inspection by Borrower and Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)     With respect to any participation granted by Lender in all or a portion of such Lender’s rights and/or obligations hereunder as permitted hereby, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes herein notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no obligation to maintain a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of Sections 2(o) (Taxes) and 2(p) (Increased Cost) (subject to the requirements and limitations therein, including the requirements under Section 2(o)(vii) (Status of Lender) (it being understood that the documentation required under Section 2(o)(vii) (Status of Lender) shall be delivered to the participating Lender)) to the same extent as if it were Lender and had acquired its interest by assignment pursuant to paragraph (i) of this Section; provided that such participant (A) agrees to be subject to the provisions of Section 2(p) (Increased Cost) and (B) shall not be entitled to receive any greater payment under Section 2(o) (Taxes) and Section 2(p) (Increased Cost), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the participant acquired the applicable participation.

(i)    Governing Law. This Agreement and each other Facility Document shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 and 5-1402 of the New York General Obligations Law.

(j)    Submission to Jurisdiction; Process; Waiver of Venue. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court and each state court in the State of New York (and all appellate courts) located in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or any of the Facility Documents or the transactions contemplated hereby or thereby. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and, for the purpose of such enforcement, each party irrevocably submits to the jurisdiction of the courts of any such other jurisdiction in which such judgment is sought to be enforced. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth in Annex III (Notices). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(k)   Process Agent. If Borrower does not have a place of business in the United States or any state or other political subdivision thereof, Borrower hereby irrevocably designates and appoints the Process Agent, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature, and hereby consents to process being served upon the Process Agent in any such suit, action or proceeding. Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to Borrower. Nothing in this provision shall affect the right of Agent or Lender to serve process in any other manner permitted by law or limit the right of Agent or Lender to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions. Borrower represents and warrants that the Process Agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to Agent. Such designation and appointment shall be irrevocable until all principal, interest, fees and all other amounts payable under this Agreement shall have been paid in full in accordance with the provisions hereof. If such agent shall cease so to act, Borrower covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to Agent and to deliver promptly to Agent and Lender evidence in writing of such other agent’s acceptance of such appointment.

(l)    Sovereign Immunity. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) under the laws of any jurisdiction from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property (including the Collateral in the case of Borrower), such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or any Facility Document or relating in any way to this Agreement or any Facility Document or the transactions contemplated hereby or thereby. For the avoidance of doubt, the irrevocable waiver by each party in this clause includes, without limitation, a waiver of any right of immunity (sovereign or otherwise) of such party or its property (including the Collateral in the case of Borrower) in respect of pre- judgment interim relief and any process for the post- judgment execution or enforcement in any jurisdiction of any judgment.

(m)  Acknowledgement Regarding any Supported QFC’s. To the extent that the Facility Documents provide support, through a guarantee or otherwise, for any Derivative Transaction or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties to this Agreement acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States). In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a QFC Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Facility Documents were governed by the laws of the United States or a state of the United States.

(n)   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(o)   Severability. If any provision of this Agreement or the other Facility Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Facility Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(p)   Counterparts; Integration; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Facility Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when Agent shall have received counterparts that bear the signatures of each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(q)   Survival. Notwithstanding any provision to the contrary, (i) all representations and warranties made hereunder and in any other Facility Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and (ii) the provisions of Sections 2(o) (Taxes), 2(p) (Increased Cost), 2(r) (Funding Losses), 8(f) (Indemnification by Borrower), 8(g) (Payments Set Aside) and 8(t) (Judgment Currency) shall survive any termination of this Agreement.

(r)    Confidentiality. Each of Agent and Lender agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to each of its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives to the extent necessary in relation to the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 8(r) (Confidentiality), to (i) any permitted assignee of or participant in, or any prospective permitted assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Derivative Transaction or participation relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Confidential Information (x) becomes publicly available other than as a result of a breach of this Section 8(r) (Confidentiality) or (y) becomes available to Agent or Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

(s)   No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Facility Document), Borrower acknowledges and agrees that: (a)(i) neither Lender nor Agent has provided Borrower with any advice regarding the arranging and other services contemplated by this Agreement (including, financial and investment advice), (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Facility Documents; (b)(i) Agent is and has been acting solely on behalf of Lender and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) Agent has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Facility Documents; (c)(i) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) Lender has no obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Facility Documents; and (d) Lender, Agent and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and none of Lender, Agent or any of their Affiliates has any obligation to disclose any of such interests to Borrower or any of its Affiliates. To the fullest extent permitted by applicable Law, Borrower hereby waives and releases any claims that it may have against Lender, Agent or any of their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(t)    Right of Set-off. In addition to any rights and remedies of Lender provided by law, upon the occurrence and during the continuance of any Event of Default, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, indebtedness or other obligation at any time owing by, Lender to or for the credit or the account of Borrower against any and all Obligations owing to Lender hereunder or under any other Facility Document, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement or any other Facility Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit, indebtedness or obligation. Lender agrees promptly to notify Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(u)   Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to Lender or Agent under this Agreement or any other Facility Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount of damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following Lender’s or Agent’s receipt of any sum adjudged in the Judgment Currency, Lender or Agent, as applicable, may purchase Dollars with the Judgment Currency and (b) to indemnify and hold harmless Lender or Agent against any deficiency in terms of Dollars in the amounts actually received by Lender or Agent following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by Lender or Agent, and shall survive the termination of this Agreement.

(v)   Conflicts Disclosure; Waiver and Exculpation. Borrower hereby acknowledges that Lender, Agent and their respective Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial, trading or investment banking business with (including the provision of brokerage, asset management and advisory services to) any Investee Fund or their respective Affiliates or any other Person having obligations relating to Borrower or any Investee Fund, and may act with respect to such business in the same manner as if this Agreement, the other Facility Documents and the Advances did not exist (including in a way that may be directly or indirectly adverse to the interests of Borrower).

(w)   USA PATRIOT Act Notice. Lender and Agent hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower (including, in certain circumstances, any beneficial owners thereof), which information includes the name and address of Borrower and other information that will allow Lender or Agent, as applicable, to identify Borrower (or any beneficial owners) in accordance with the Act. Borrower agrees to promptly provide Lender or Agent with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify Borrower (and any beneficial owners) in accordance with the Act.

(x)	Electronic Execution; Electronic Records.

(i)   The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Facility Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of Agent, any electronic signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent and Lender of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

(ii)   Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Facility Documents. Agent and Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement and any or all of the other Facility Documents. Agent and Lender may store the electronic image of this Agreement and the other Facility Documents in its electronic form and then destroy the paper original as part of Agent’s and Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

(y)   Entire Agreement. This Agreement and the other Facility Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof. Nothing in this Agreement or in the other Facility Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of Agent and Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Facility Documents.

[END OF TEXT]

IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the day and year first above written.

BORROWER

INFINITY CORE ALTERNATIVE FUND,
as Borrower

By:	/s/ John Champagne
Name:	John Champagne
Title:	Authorized Signatory

[Additional signature pages follow]

Signature Page to Credit Agreement

AGENT

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ Richard Jessop
Name:	Richard Jessop
Title:	Managing Director

[Additional signature pages follow]

Signature Page to Credit Agreement

LENDER

BANK OF AMERICA, N.A.,
as Lender

By:	/s/ Richard Jessop
Name:	Richard Jessop
Title:	Managing Director

Signature Page to Credit Agreement

Annex I

Definitions; Construction

(a)   Single Agreement. The Agreement, together with any schedules, exhibits, annexes or appendices thereto, shall form a single agreement.

(b)   Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Approved Accounting Principles.

(c)   Section Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Facility Document.

(d)   Principles of Construction. The following principles of construction shall apply in respect of the Facility Documents: definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Facility Document), (ii) any reference to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to such Facility Document in its entirety and not to any particular provision thereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Facility Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e)   Definitions. The terms set forth below will have the specified meanings for purposes of this Agreement:

“Act” has the meaning specified in Section 8(w) (USA PATRIOT Act Notice).

“Administrator” means, individually and/or collectively, as the context may require, each administrator of Borrower as designated on Annex II (Borrower Information) hereto.

“Advance” has the meaning specified in Section 2(a) (Commitment).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies or the investment management policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning specified in the preamble hereto, or any successor agent. Determinations, consents, approvals or any other actions or non-actions taken by or determined by Agent shall be made, in each case, in its sole discretion unless otherwise stated herein.

“Agreement” has the meaning specified in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum less than or equal to the cost to Agent (as determined by Agent in good faith) as its blended cost to fund the relevant amounts. For the avoidance of doubt, Agent shall be under no obligation to disclose any non-public information used in determining the Alternate Base Rate

“Anti-Money Laundering Laws” means applicable Law enforced by any Governmental Authorities with jurisdiction over Borrower or any of its Subsidiaries that relates to money laundering or terrorism financing.

“Applicable Interest Rate” means the Benchmark plus the Spread provided, however, if the Benchmark is for any reason unavailable (other than during a Benchmark Unavailability Period) or does not accurately reflect the funding cost to Lender of making or maintaining the Advances based on the Benchmark, then Applicable Interest Rate shall mean the Alternate Base Rate plus the Spread.

Annex I-1

“Approved Accounting Principles” means United States generally accepted accounting principles consistently applied.

“Approved Auditor” means Grant Thornton LLP, Ernst & Young LLP, PriceWaterhouseCoopers LLP or such other independent public accountants of recognized international standing approved by Agent in writing in its sole discretion or, as of the Closing Date, Warren Averrett, LLC.

“Approved Custodian” means a securities intermediary and custodian approved by Agent in its sole discretion (determined in a manner applied consistently by Agent acting in such capacity under similar transactions).

“Asset Coverage” has the meaning set forth in the Investment Company Act.

“Asset Pool” means the portion of the Eligible Investee Fund Interests that fall within the scope of the Portfolio Limits, as determined by Agent, and which are held in the Collateral Account and are (or the security entitlements held by Borrower are) subject to a valid and perfected first-priority (subject to Permitted Liens) security interest in favor of Agent; provided that Agent may from time to time in its sole discretion determine that any or all of the following shall not be included in the “Asset Pool” and shall have no Value for purposes of any determination of the Value of the Asset Pool: (i) the portion of Eligible Investee Fund Interests that fall outside the Portfolio Limits; and (ii) any other assets that are not Eligible Investee Fund Interests. For the avoidance of doubt, in no event shall cash or Cash Equivalents be included in the “Asset Pool” or have any Value for purposes of any determination of the Value of the Asset Pool.

“Auditor” means the auditor of Borrower as designated on Annex II (Borrower Information) hereto, or any Approved Auditor that replaces the Auditor in accordance with the terms of the Facility Documents.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2(v)(iv) (Unavailability of Tenor of Benchmark).

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, and all other applicable liquidation, conservatorship, bankruptcy, assignment, composition or arrangement for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Law of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Benchmark” means, initially, with respect to any Advance, either Daily Simple SOFR or Term SOFR, as selected by Borrower in the Notice of Borrowing for such Advance; provided that, if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR, Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2(u)(i) (Benchmark Replacement); provided further that, if the relevant Benchmark is for any reason temporarily unavailable or does not accurately reflect the funding cost to Lender of making or maintaining the relevant Advances, (in each case, the “Temporary Unavailability Period”), then the Benchmark shall mean, with respect to the relevant Advances and the Temporary Unavailability Period, the Alternate Base Rate plus the Spread.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

Annex I-2

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then- current Benchmark:

(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)   in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Relevant Governmental Body, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Annex I-3

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2(v) (Benchmark Replacement Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2(v) (Benchmark Replacement Setting).

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System (or any successor).

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means a day of the year other than a Saturday or Sunday on which banks are not required or authorized to close in New York.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, maturing within one year from the date of acquisition thereof and (b) money market funds complying with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act.

“Closing Date” means June 27, 2023.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning ascribed thereto in the Security Agreement; provided that in no event shall the “Collateral” include any Excluded Assets.

“Collateral Account” means that certain account or accounts specified in Annex II (Borrower Information) and established and maintained by Custodian pursuant to the Custody Agreement and subject to the Control Agreement.

“Commitment” means, as to Lender, its obligation to make the Advances to Borrower pursuant to Section 2(a) (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Facility Amount.

“Commitment Fee” has the meaning specified in Section 2(i) (Commitment Fee).

“Commitment Fee Payment Date” means (a) the last Business Day of each calendar month and (b) the Maturity Date.

“Commitment Fee Period” means the period from and including each Commitment Fee Payment Date to and excluding the next Commitment Fee Payment Date; provided that the initial Commitment Fee Period shall commence on and include the Closing Date.

“Commitment Fee Rate” means [ ]% (eighty basis points) per annum.

“Confidential Information” means all information received from Borrower, any Subsidiary, any Affiliate of Borrower or any of their respective businesses in connection with this Agreement, other than any such information that is available to Agent or Lender on a non-confidential basis prior to disclosure by Borrower or any of its Affiliates. Any Person required to maintain the confidentiality of Confidential Information as provided in this Agreement shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2(r) (Funding Losses) and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

Annex I-4

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Agreement” means the account control agreement, dated on or about the date of this Agreement among Borrower, Agent and the Custodian (or, upon replacement of the Custodian by an Approved Custodian in accordance with the terms of this Agreement and Facility Documents, the Control Agreement entered into by Agent and Borrower with such replacement Custodian).

“Control Event” means any of the following events: (a) an LTV Ratio Breach, (b) an Investor Redemption Event, (c) Agent has reasonable basis to believe that the occurrence of an Event of Default is imminent or (d) any other Event of Default.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Custodian” means the custodian or account bank for Borrower as designated on Annex II (Borrower Information) hereto, or any Approved Custodian that replaces the Custodian in accordance with the terms of the Facility Documents.

“Custodian Material Adverse Effect” means a material adverse effect on (a) the business, assets (including any Collateral), liabilities (actual or contingent), operations, financial condition or operating results of the Custodian, (b) the ability of the Custodian to perform its obligations under the Control Agreement or the Custody Agreement or (c) the legality, validity, enforceability or existence of the Control Agreement or the Custody Agreement.

“Custody Agreement” means the custody agreement for Borrower as designated on Annex II (Borrower Information) hereto.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the sum of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published on the SOFR Administrator’s Website; provided that if by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided further that any SOFR as determined pursuant to the previous proviso shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that, if Daily Simple SOFR as so determined would be less than the Floor, such Daily Simple SOFR will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents and (b) the Daily Simple SOFR Adjustment. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.

“Daily Simple SOFR Adjustment” means [ ] % per annum.

“Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, guarantees, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and other accounts payable incurred in the ordinary course of business of such Person), (d) capital lease obligations of such Person, (e) Debt of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (f) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (g) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (h) all obligations of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, (i) the net obligations of such Person under Derivative Transactions or commodity transactions, (j) capital contribution obligations of such Person in respect of debt or equity investments, (k) any other obligation of such Person that would constitute indebtedness evidenced by Senior Securities under the Investment Company Act and (l) obligations of such Person under a Guaranty of Debt of others of the kinds referred to in clauses (a) through (k) above. The amount of any net obligation under any Derivative Transaction on any date shall be deemed to be the Derivatives Termination Value thereof as of such date. The amount of any capital lease obligation as of any date shall be deemed to be the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Approved Accounting Principles in respect thereof as of such date.

Annex I-5

“Default” means an event that, with notice or lapse of time or both, would become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Derivatives Termination Value” means, in respect of any one or more Derivative Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Transactions, (a) for any date on or after the date such Derivative Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), payable by Borrower, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) owed by Borrower as of such date for such Derivative Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer (which may include Lender or any Affiliate of Lender).

“Derivative Transaction” means (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) a type of transaction that is similar to any transaction referred to in clause (i) that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or (iii) any combination of such transactions.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disqualified Institution” means (a) hedge funds and other investment funds managed by the asset managers identified in writing by Borrower and approved in writing by Agent on or prior to the Closing Date, but excluding investment funds that are primarily engaged in the business of direct lending and other bona fide debt funds or other investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, (b) competitors of Borrower or its Subsidiaries that are separately identified in good faith in writing by Borrower to Agent from time to time and approved in writing by Agent in its sole discretion, but excluding in any event any affiliate of a bank, financial institution or other institutional lender that is not identified and approved under clause (a) above, and (c) any Affiliates of the competitors identified under clause (b) above that are clearly identifiable solely on the basis of such Affiliate’s name including the name of the identified competitor; provided, that updates to the list of competitors after the Closing Date under the foregoing clause (b) shall become effective as of the date that such updates are approved in writing by Agent pursuant to clause (b), but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in Lender’s obligations, rights and benefits under this Agreement as permitted under the Facility Documents.

“Dollars” and “$” mean the lawful currency of the United States of America.

Annex I-6

“Early Redemption Fee” means any fee, charge, or expense charged by an Investee Fund for the redemption of any Investee Fund Interest.

“Early Termination Fee” means, for an early termination of the Commitment pursuant to Section 2(t) (Early Termination by Borrower) an amount equal to the product of (a) the Facility Amount (or the portion thereof that is being terminated) multiplied by (b) the Commitment Fee Rate multiplied by (c) a fraction (i) the numerator of which is the number of days from and including the relevant date of termination to but excluding the first anniversary of the Closing Date and (ii) the denominator of which is 360. For the avoidance of doubt, for any termination that occurs after the first anniversary of the Closing Date, the Early Termination Fee shall be zero.

“Eligible Investee Fund” means, as of any date of determination, any Investee Fund that has issued an Eligible Investee Fund Interest.

“Eligible Investee Fund Interest” means, as of any date of determination, any Investee Fund Interest that is beneficially owned by Borrower, registered in the name of the Custodian (or its nominee), held in the Collateral Account and subject to a valid and perfected first- priority (subject to Permitted Liens) security interest in favor of Agent and is and remains acceptable to Agent at such time as an “Eligible Investee Fund Interest”, acting in its sole discretion (in a manner applied consistently by Agent acting in such capacity under similar transactions) by taking into account any due diligence that may have been performed by Agent or its affiliates from time to time and/or other relevant factors with respect thereto .

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and subject to Title IV of ERISA or Section 412 of the Internal Revenue Code or Section 302 of ERISA (other than a Multiemployer Plan), then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of Borrower or any ERISA Affiliate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

“Events of Default” has the meaning specified in Section 7 (Events of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean each of the securities account and deposit accounts in the name of Borrower set forth on Annex V, as updated from time to time by delivery of written notice from Borrower to Agent and upon the prior written consent of Agent; provided, that in no event shall the “Excluded Accounts” include the Collateral Account.

“Excluded Assets” shall mean (a) cash, Cash Equivalents and other assets credited to the Excluded Accounts, (b) assets withdrawn from the Collateral Account in compliance with Section 5(d) (Credits to Collateral Account), and (c) all dividends, distributions and proceeds of the foregoing (except for any such proceeds credited to the Collateral Account as contemplated by Section 5(d) (Credits to Collateral Account).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Law in effect on the date on which (i) Lender acquires such interest in the Advance or Commitment or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(o) (Taxes), amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2(o) (vii) (Taxes), and (d) any Taxes imposed under FATCA.

“Facility Amount” means $[ ], which may be (a) increased from time to time following Borrower’s request and the approval of Lender in its sole discretion in accordance with Section 2(m) (Extension of Maturity; Increase of Facility Amount) and (b)  decreased by Borrower pursuant to Section 2(t) (Early Termination by Borrower).

Annex I-7

“Facility Documents” means, collectively, this Agreement, the Security Documents and each other agreement or instrument executed or delivered in connection herewith or therewith, including any amendments hereto or thereto.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such provisions of the Code, and any rules or practices adopted pursuant any such intergovernmental agreement, treaty or convention.

“Floor” means a rate of interest equal to [ ]%.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including, but not limited to, any obligation of such Person to purchase or pay (or supply advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep-well, to purchase property or assets or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.

“Illegality Event” has the meaning specified in Section 2(g) (Illegality).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Advance and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 8(f) (Indemnification by Borrower).

“Interest Payment Date” means (a) the last day of each Interest Period, and (b) the Maturity Date.

“Interest Period” means, for any Advance, initially the period commencing on (and including) the date of such Advance and ending on (but excluding) the nearest numerically corresponding day (as determined by Agent) in the first calendar month thereafter, as selected by Borrower in the applicable Notice of Borrowing (the date resulting from the period selected in the Notice of Borrowing for an Advance, the “Interest Period Reset Date”), and thereafter each period from and including the immediately preceding Interest Period Reset Date for such Advance up to but excluding the immediately following Interest Period Reset Date for such Advance; provided that (a) if any Interest Period Reset Date would occur on a day other than a Business Day, such Interest Period Reset Date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period Reset Date shall occur on the next preceding Business Day, and (b) the Interest Period Reset Date for any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the first calendar month thereafter) shall occur on the last Business Day of the next calendar month; provided, further, that if any such period would extend beyond the Maturity Date, that Interest Period shall instead end on (but exclude) the Maturity Date. For the avoidance of doubt, each Advance will have a separate Interest Period.

“Investee Fund” means, as of any date of determination, each Person that issued equity interests that are owned, beneficially, in whole or in part by Borrower.

“Investee Fund Interests” means, as of any date of determination, the equity interests issued by the Investee Funds and, beneficially, owned or held by Borrower (whether directly or through the Custodian).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations.

Annex I-8

“Investment Management Agreement” means any investment management, investment advisory or other similar management agreement pursuant to which the Investment Manager provides investment management services to Borrower (including, without limitation, any sub-advisory agreement or other services agreement between one Investment Manager and another Investment Manager).

“Investment Manager” means, individually and/or collectively, as the context may require, each Investment Manager of Borrower as designated on Annex II (Borrower Information) hereto.

“Investment Policies and Restrictions” means, with respect to Borrower, the provisions dealing with investment objectives, investment policies, distributions, and investment restrictions, as set forth in Borrower’s Organizational Documents and Offering Documents in effect on the Closing Date, as modified as permitted under this Agreement.

“Investor Redemption Event” shall mean, with respect to any fiscal quarter of Borrower, the receipt by Borrower of one or more redemption requests from its investors with respect to redemptions under Borrower’s Organizational Documents occurring as of the last Business Day of such fiscal quarter, which redemptions are in respect of investments in Borrower representing [ ]% or more of all investments in Borrower. Any such Investor Redemption Event shall be deemed to be continuing until all such redemptions shall have been (x) paid in full (other than any holdbacks in the ordinary course of business) and/or (y) rescinded, retracted or otherwise extinguished.

“Judgment Currency” has the meaning specified in Section 8(t) (Judgment Currency).

“Latest Cure Date” has the meaning specified in Section 5(h) (Loan Level).

“Law” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the preamble hereto.

“Lien” means any lien, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement including, but not limited to, the lien or retained security title of a conditional vendor and the interest of a lessor under a lease intended as security.

“Loan Principal Amount” means, at any time, the aggregate outstanding principal amount of all Advances.

“LTV Ratio” means at any time (i) the Total Accrued Loan Amount divided by (ii) the Value of the Asset Pool, in each case, at such time, expressed as a percentage.

“LTV Ratio Breach” means, as of any date of determination, the LTV Ratio as of such date exceeds the Maximum LTV Ratio then in effect.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Borrower to perform any of its obligations under any of the Facility Documents, (b) the legality, validity or enforceability of any provision of this Agreement or any other Facility Document, (c) the business, condition (financial or otherwise), assets, or results of operations of Borrower, or (d) the priority of Agent’s security interest in the Collateral or Agent’s rights, remedies and benefits under the Facility Documents.

“Material Adverse Fund Event” means the occurrence of any of the following:

(i)       the Custodian, the Administrator, any Investment Manager or the Auditor shall resign or shall cease to act in such respective capacity and either (A) Borrower shall fail, within thirty (30) days, to appoint a replacement reasonably acceptable to Agent (such acceptance not to be unreasonably withheld, conditioned or delayed) or, with respect to the Custodian to immediately appoint an Approved Custodian or (B) the Collateral has not been transferred to a custody account with such Approved Custodian over which Agent has a perfected first priority security interest pursuant to a control agreement satisfactory to Agent;

(ii)      the NAV of Borrower at any time has decreased (excluding as a result of subscriptions, redemptions, distributions and dividends effected in accordance with Borrower’s Organizational Documents) by a percentage greater than 25% (or such higher percentage as Agent may expressly approve in writing with respect to such time) of the highest NAV of Borrower determined at any time during the immediately preceding consecutive twelve-month period;

Annex I-9

(iii)     the Net Equity at any time has decreased by a percentage greater than 50% or such higher percentage as Agent may expressly approve in writing with respect to such time) of the highest Net Equity determined at any time during the immediately preceding consecutive twelve-month period;

(iv)    one or more judgments for the payment of money in an aggregate amount (net of any portion thereof covered by insurance) in excess of the Threshold Amount shall be rendered against Borrower or any Investment Manager, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach Borrower’s assets to enforce any such judgment;

(v)      the revocation, suspension or termination of any license, permit or approval held by Borrower or any Investment Manager that is necessary for the conduct of Borrower’s or any Investment Manager’s business;

(vi)    (1) Borrower shall fail to pay any principal of any Debt, for or in respect of which there is outstanding an aggregate principal amount of at least the Threshold Amount, when the same becomes due and payable (whether at scheduled maturity, by required prepayment, at acceleration, demand or otherwise, and after giving effect to any grace period, if any, specified in such agreement or instrument); (2) any event shall occur or condition shall exist, with respect to any other Debt in excess of the Threshold Amount under any agreement or instrument (after the applicable grace period, if any, specified in such agreement or instrument) whereby the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such other Debt; or (3) there occurs under one or more Derivative Transactions an early termination date resulting from (A) any event of default as to which Borrower is the defaulting party or (B) any termination event as to which Borrower is an affected party, and in either event, the termination value in respect of such Derivative Transactions exceeds the Threshold Amount; or

(vii)   the announcement of any transaction or event that if consummated or completed would result in the dissolution, winding up or liquidation of Borrower.

“Maturity Date” means the earlier of (i) the Scheduled Maturity Date or (ii) termination of the Commitment.

“Maximum Loan Amount” means, as of any date of determination, an amount equal to the product of (x) Value of the Asset Pool times (y) the Maximum LTV Ratio.

“Maximum Lawful Rate” has the meaning specified in Section 2(k) (Maximum Interest).

“Maximum LTV Ratio” means, as of any date of determination, (i) if the Minimum Diversification Factor as of such date is 5.0, 20% or (ii) if the Minimum Diversification Factor as of such date is 6.0, 25%. As of the Closing Date, the Maximum LTV Ratio shall be 25%.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and subject to ERISA then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of Borrower or any ERISA Affiliate.

“NAV” means, as of any date of determination with respect to any Person, the net asset value of the assets of the Person at such time, calculated as total assets of such Person minus total liabilities of such person (determined in accordance with Approved Accounting Principles), in each case as of such time, or as of the most recent date for which such information is available. The NAV of Borrower or any Investee Fund shall be determined by reference to the most recent estimated or final information provided as set forth in Section 5(a) (Reporting Requirements).

“Net Equity” means, as of any date of determination, the total assets of Borrower minus total liabilities of Borrower, as determined in accordance with GAAP.

“Notice of Borrowing” has the meaning specified in Section 2(b) (Notice of Borrowing).

“Notice of Exclusive Control” means a “Notice of Exclusive Control” as such term is defined in the Control Agreement.

“Notice of Joint Control” means a “Notice of Joint Control” as such term is defined in the Control Agreement.

Annex I-10

“Obligations” means all Advances to, and all debts, liabilities, obligations, covenants and duties of, Borrower arising under any Facility Document or otherwise with respect to the Advances, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Bankruptcy Code naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offering Documents” means, as applicable, for any Person, such Person’s private placement memorandum, prospectus, or other similar offering document, including any supplement to any of the foregoing.

“Optional Prepayment Date” has the meaning specified in Section 2(e) (Optional Prepayment).

“Organizational Documents” means, as applicable, for any Person, such Person’s articles or certificate of incorporation, by-laws, memorandum and articles of association, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, subscription agreement, if any, limited liability company agreement, Offering Documents and analogous documents (excluding, for the avoidance of doubt, any side letters).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Advance, or sold or assigned an interest in any Commitment or Advance).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Advance, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning specified in the Section 8(h)(iii) (Successors and Assigns).

“Payment Date” means an Interest Payment Date and/or a Commitment Fee Payment Date, as the context requires.

“Permitted Debt” means (i) Obligations under the Facility Documents, (ii) Permitted Derivative Transactions and (iii) unfunded capital commitments of Borrower to Investee Funds in an aggregate amount not exceeding 5% of the NAV of Borrower.

“Permitted Derivative Transaction” shall mean any Derivative Transaction entered into solely for hedging purposes, and not for speculative purposes or increase of leverage, and which is approved in writing by Agent prior to the effectiveness of such Derivative Transaction.

“Permitted Liens” means (i) Liens imposed by Law for taxes, fees, assessments or other government charges or levies that are not yet due or are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with Approved Accounting Principles, (ii) Liens of the Custodian in respect of ordinary fees and expenses related to maintenance of the Collateral Account, as permitted under the Control Agreement and (iii) Liens and rights of setoff of the banks and securities intermediaries with which the Excluded Accounts are maintained relating to the maintenance of such Excluded Accounts..

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Portfolio Limits” means the portfolio limits set forth on Annex IV (Portfolio Limits) hereto.

“Process Agent” means (if applicable) the process agent for Borrower as designated in Annex II (Borrower Information) hereto.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Recipient” means each Lender and Agent.

Annex I-11

“Redemption Holdback Amount” means, with respect to any Eligible Investee Fund, the amount of redemption proceeds that may be withheld by such Eligible Investee Fund at the end of the relevant Redemption Period pending completion of the annual audit by its outside auditors pursuant to its Organizational Documents.

“Redemption Period” means the number of calendar days to redeem out in full, excluding the period applicable to the Redemption Holdback Amount, interests in an Eligible Investee Fund, including the notice period.

“Register” has the meaning specified in Section 8(h)(ii) (Successors and Assigns).

“Regulation T” means Regulation T issued by the Board.

“Regulation U” means Regulation U issued by the Board.

“Regulation X” means Regulation X issued by the Board.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the principals, partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto.

“Responsible Officer” means an officer or director or other duly authorized senior employee of Borrower or its investment advisor, general partner or managing member, in each case that is authorized to act for Borrower in connection with the Transaction and that is identified on Annex II (Borrower Information) hereto.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Maturity Date” means June 25, 2024 (subject to extension pursuant to Section 2(m) (Extension of Maturity; Increase of Facility Amount)), or if such day is not a Business Day, the immediately preceding Business Day, or such later date as may be agreed in writing by the parties.

“SEC” means the Securities and Exchange Commission or any other Governmental Authority of the United States of America succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” means “senior securities” as defined and determined pursuant to the Investment Company Act.

“Security Agreement” means that certain security agreement, dated on or about the date of this Agreement, between Borrower and Agent.

“Security Documents” means the Security Agreement, the Control Agreement, the Custody Agreement and any additional pledges, security agreements or mortgages required to be delivered pursuant to the Facility Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

“Similar Law” has the meaning specified in Section 4(r)(iii).

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts as they fall due and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Annex I-12

“Spread” means [ ]% ([ ] basis points) per annum.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, excluding any Investee Fund (i) that has been formed and operated solely by an investment manager that is not an Affiliate of Borrower or an Investment Manager, (ii) that has not at any time employed, in a general management capacity or on its board of directors, any individual acting as an employee or director or other officer of Borrower, any Investment Manager or an Affiliate thereof at the time of such employment by such Investee Fund and (iii) with respect to which, none of Borrower, any Investment Manager or any Affiliate thereof has at any time exercised any management or control (other than by virtue of holding passive Investee Fund Interests in such Investee Fund).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the sum of (i) the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided further that, if the Term SOFR as so determined would be less than the Floor, such Term SOFR will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents and (ii) the Term SOFR Adjustment.

“Term SOFR Adjustment” means [ ]% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward- looking term rate based on the secured overnight financing rate (as administered by the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate).

“Third-Party Administrator” means a third-party administrator that is a Person that (a) is satisfactory to Agent and (b) is not an Investment Manager, an Eligible Investee Fund’s general partner, investment advisor, managing member (or a Person exercising similar functions on such Investee Fund’s behalf), or any affiliate of the foregoing.

“Threshold Amount” means the lesser of [ ]% of the NAV of Borrower and $[ ].

“Total Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount of all Advances plus all accrued and unpaid interest in respect thereof, all accrued and unpaid fees and any other costs, fees or other amounts payable by Borrower under this Agreement or any other Facility Document.

“Transaction” means the execution, delivery and performance by Borrower of this Agreement and the other Facility Documents, the use of the proceeds thereof and the creation, perfection and enforcement of the security interest created under the Security Documents.

Annex I-13

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of Agent’s security interest (for the benefit of Lender) in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of any provisions hereof relating to perfection or priority and for purposes of any definitions related to such provisions.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2(o)(vii) (Status of Lender).

“United States” and “U.S.” mean the United States of America.

“Value” means, at any time of determination, with respect to an Investee Fund Interest, the fair market value of such Investee Fund Interest in Dollars as determined by Agent in its sole discretion, less, if applicable (and otherwise not taking into consideration), any Early Redemption Fees charged by the applicable Investee Fund and any Redemption Holdback Amounts; provided that, that, unless a Notice of Joint Control has been delivered by Agent to Custodian and remains in effect, any portion of an Investee Fund Interest that is subject to a pending redemption or withdrawal request shall be deemed to have a Value of zero commencing on the date the applicable redemption or withdrawal request was delivered.

Annex I-14

Annex II

Borrower Information

Infinity Core Alternative Fund

Investment Manager: each of First Trust Capital Management L.P. as adviser and Infinity Capital Advisors, LLC as sub-adviser.

Administrator: UMB Fund Services, Inc.

Custodian: UMB Bank, N.A.

Custody Agreement: Custody Agreement dated as of August 16, 2013 between UMB Bank, N.A. and Vivaldi Asset Management, LLC, on behalf of itself and, among others, Borrower

Auditor: Grant Thornton LLP

Process Agent: N/A

Collateral Accounts:

Account Name: Infinity Core Alternative Fund

Responsible Officers:

Michael Peck - President

Chad Eisenberg - Treasurer

Bernadette Murphy – Chief Compliance Officer

Ann Maurer – Secretary

Annex II-1

Annex III

Notices

Lender:

Bank of America, N.A.

One Bryant Park

New York, NY 10036

Attention: Head of Equity Financing & Solutions

Email: dg.esf_ny@bofa.com, dg.equities_loan_operations@bofa.com, dg.esf_client_service@bofa.com dg.esf_legal_americas@bofa.com

Agent:

Bank of America, N.A.

One Bryant Park

New York, NY 10036

Attention: Head of Equity Financing & Solutions

Email: dg.esf_ny@bofa.com, dg.equities_loan_operations@bofa.com, dg.esf_client_service@bofa.com

Borrower:

Infinity Core Alternative Fund

c/o Infinity Capital Partners,

LLC 3475 Piedmont Road NE

Suite 1525

Atlanta, GA 30305

Attention: Jeff Vale

Email: jvale@infinityfunds.com

With a copy to (which shall not constitute notice):

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Attention: Paul Hespel

Email: paul.hespel@alston.com

Annex III-1

Annex IV

Portfolio Limits

Concentration Limits
Concentration Limit	Maximum Percentage of the Total Value of the Asset Pool
Maximum Value of Eligible Investee Fund Interests with Fund Managers in the same Fund Management Group (based on the total value of the Asset Pool)	20%
Maximum Value of Eligible Investee Fund Interests with a New Manager (based on the total value of the Asset Pool)	10%
Redemption Period Limits
Redemption Period	Minimum Percentage of the Total Value of the Asset Pool
120 days or less	5%
135 days or less	15%
180 days or less	30%
270 days or less	65%
360 days or less	75%
450 days or less	90%
540 days or less	100%
Strategy Limits
Investment Strategy	Maximum Percentage of the Total Value of the Asset Pool
Convertible Arbitrage	15.0%
Credit	15.0%
Dedicated Short Bias	20.0%
Distressed	5.0%
Emerging Markets	5.0%
Equity Market Neutral	40.0%
Event Driven	40.0%
Fixed Income Arbitrage	25.0%
Global Macro	40.0%
Equity Long/Short	50.0%
Managed Futures	30.0%
Multi-Strategy	60.0%
Statistical Arbitrage	20.0%
Volatility Arbitrage	15.0%
Diversification Requirement
Minimum
Diversification Factor	Minimum Diversification Factor (5.0 or 6.0)

Annex IV-1

As used in this Annex IV, the following terms shall have the following meanings:

“Diversification Factor” means one divided by the sum of the squares of the Value of the investments in each Investee Fund, each expressed as a percentage of the total Value of the Asset Pool. If the Diversification Factor is less than the Minimum Diversification Factor, Agent shall reduce the Value of the investments in an Investee Fund with the largest allocation such that after the reduction the Diversification Factor equals the Minimum Diversification Factor.

“Fund Management Group” means all Eligible Investee Funds that are managed by the same Fund Manager or an affiliate of such Fund Manager.

“Fund Manager” means any Person that has the authority or responsibility to exercise investment discretion on behalf of an Investee Fund.

“Minimum Diversification Factor” means, at any time of determination, either 5.0 or 6.0, as most recently selected by Borrower by prior written notice to Agent (which may be by email) from time to time; provided that Borrower shall not be permitted to alter its selection of the Minimum Diversification Factor if the Loan Principal Amount exceeds the Facility Amount or a Control Event has occurred; provided, further, that as of the Closing Date and until Borrower sends a written notice to Agent in accordance with this definition, the Minimum Diversification Factor shall be 6.0.

“New Manager” means a Fund Manager with less than twenty-four (24) months experience as a Fund Manager or less than or equal to $[ ] under management; provided that this definition shall not include a Fund Manager with more than $[ ] under management.

Annex IV-2

Annex V

Excluded Accounts

None.

Annex V-1

EXHIBIT A

FORM OF NOTICE OF BORROWING

Bank of America, N.A., as Agent

One Bryant Park

New York, NY 10036

Attention: Head of Equity Financing & Solutions

Email: dg.esf_ny@bofa.com, dg.esf_client_service@bofa.com, dg.equities_loan_operations@bofa.com

[Date]

Ladies and Gentlemen:

The undersigned, Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), refers to the Credit Agreement dated June 27, 2023 (as from time to time amended, the “Credit Agreement,” the terms defined therein being used herein as therein defined), by and among Borrower and Bank of America, N.A., in its capacity as Lender and as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2(b) (Notice of Borrowing) of the Credit Agreement, that the undersigned hereby requests an Advance (the “Proposed Borrowing”) under the Credit Agreement, and in that connection sets forth below the information relating to such Proposed Borrowing as required by Section 2(b) (Notice of Borrowing) of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is _________________, .

(ii)	The amount of the Proposed Borrowing is $ _________________.

(iii)	The Benchmark will be [Daily Simple SOFR] [Term SOFR].

(iv)	The proceeds of the Proposed Borrowing should be deposited in the following account:

[account details to be provided].

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing immediately before and after giving effect to the Advance:

(A)   the representations and warranties contained in Section 4 (Representations and Warranties) are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) on and as of the date hereof as if made on the date hereof, except to the extent that any representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as written on such earlier date, and the Total Accrued Loan Amount (after giving effect to Proposed Borrowing) will not exceed the Maximum Loan Amount and the Loan Principal Amount will not exceed the Facility Amount, in each case, before and immediately after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom; and

(B)   no Default or Event of Default has occurred and is continuing or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

[________________________]
Name:
Title:

A-1

EXHIBIT B

FORM OF [MATURITY DATE EXTENSION] [FACILITY AMOUNT INCREASE] AMENDMENT

AMENDMENT NO. [      ] TO THE CREDIT AGREEMENT

This Amendment (this “Amendment”) is made as of [                      ], 20[ ] by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), and BANK OF AMERICA, N.A., in its capacity as lender (“Lender”) and BANK OF AMERICA, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”). Capitalized terms referred to herein without definition have the meanings given to them in the Credit Agreement (as defined below).

WHEREAS, Borrower, Lender and Agent have entered into that certain Credit Agreement dated as of June 27, 2023 [as amended as of [•]] (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      Amendment. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)   [The definition of “Scheduled Maturity Date” in Annex I (Definitions; Construction) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(b)   “Scheduled Maturity Date” means [ ], or if such day is not a Business Day, the immediately preceding Business Day.]1

(c)   [The definition of “Facility Amount” in Annex I (Definitions; Construction) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(d)   “Facility Amount” means $[ ], which may be (a) increased from time to time following Borrower’s request and the approval of Lender in its sole discretion in accordance with Section 2(m) (Extension of Maturity; Increase of Facility Amount) and (b) decreased by Borrower pursuant to Section 2(t) (Early Termination by Borrower).]2

SECTION 2.      Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon receipt by Agent of the following:

(a)   Executed Documents. From each party to this Amendment either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to Agent (which may include scanned or facsimile copies of a signature page of this Amendment) that such party has signed a counterpart of this Amendment.

1 To be included for amendment extending the Scheduled Maturity Date.

2 To be included for amendment increasing the Facility Amount.

B-1

(b)   Officer’s Certificate. Certificate from Borrower addressed to Lender, dated as of the date hereof and signed by a Responsible Officer, (1) (A) attaching true, correct and complete copies of written resolutions adopted by Borrower approving the terms of and the transactions contemplated by this Amendment (the “Authorizing Resolutions”), (B) certifying that such Authorizing Resolutions have not been amended, modified, superseded, revoked or rescinded in any respect and are in full force and effect as of the date hereof, (C) confirming that the execution, delivery and performance of this Amendment are fully authorized and approved pursuant to the terms of the Authorizing Resolutions, (D) certifying the names and the capacities of Responsible Officers and other Persons authorized to signed this Amendment and any other documents delivered hereunder and in connection herewith, (E) confirming that there have been no material changes to the documents attached to Borrower’s Certificate of Responsible Officer dated [•] and (F) attaching certificates relating to the good standing of Borrower and the General Partner, in each case as of a recent date, and (2) certifying that at the time of and immediately giving effect to this Amendment, (A) each of the representations and warranties contained in Section 4 (Representations and Warranties) of the Credit Agreement and in the other Facility Documents are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) on and as of the date hereof, except to the extent that any representation or warranty specifically relates to an earlier date, in which case it shall be true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as written on such earlier date, and (B) no Default or Event of Default has occurred and is continuing (other than a Default or Event of Default for which written notice was delivered to Agent) or would result from the execution of this Amendment.

SECTION 3.      Reference to and Effect on the Facility Documents.

(a)   On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Facility Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)   The Credit Agreement and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

SECTION 4. Representations and Warranties. Borrower represents and warrants that at the time of giving effect to this Amendment, each of the representations and warranties contained in Section 4 (Representations and Warranties) of the Credit Agreement are true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) on and as of the date hereof as if made on the date hereof, except any such representation or warranty that specifically relates to an earlier date shall be true and correct in all material respects (except that any such representation and warranty that contains a qualification as to materiality, “Material Adverse Effect” or similar language is true and correct as written) as written on such earlier date.

SECTION 5. Default and Event of Default. Borrower represents and warrants that at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result from this Amendment.

SECTION 6. Effective Date. This Amendment shall become effective as of [      ], 20[ ], subject to satisfaction of the conditions set forth in Section 2 (Conditions to Effectiveness of this Amendment) of this Amendment.

SECTION 7. Governing Law. The provisions contained in the Credit Agreement, insofar as they relate to governing law shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER

Infinity Core Alternative Fund

By:
Name:
Title:

[Additional signature pages follow]

Signature Page to Amendment No. [   ] to the Credit Agreement

AGENT

BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title:

[Additional signature page follows]

Signature Page to Amendment No. [   ] to the Credit Agreement

LENDER

BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title

Signature Page to Amendment No. [   ] to the Credit Agreement

EXHIBIT C

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Agreement entered into as of June 27, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), Bank of America, N.A., in its capacity as lender (“Lender”) and Bank of America, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”).

Pursuant to the provisions of Section 2(o) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                           , 20[ ]

C-1

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Agreement entered into as of June 27, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), Bank of America, N.A., in its capacity as lender (“Lender”) and Bank of America, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”).

Pursuant to the provisions of Section 2(o) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20[ ]

C-2-1

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Agreement entered into as of June 27, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), Bank of America, N.A., in its capacity as lender (“Lender”) and Bank of America, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”).

Pursuant to the provisions of Section 2(o) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20[ ]

C-3-1

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Agreement entered into as of June 27, 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Infinity Core Alternative Fund, a Maryland statutory trust (“Borrower”), Bank of America, N.A., in its capacity as lender (“Lender”) and Bank of America, N.A., in its capacity as administrative agent, collateral agent and calculation agent for Lender (“Agent”).

Pursuant to the provisions of Section 2(o) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s), (iii) with respect to the extension of credit pursuant to this Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20[ ]

C-4-1